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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[X]   Soliciting Material Under Rule 14a-12

                              WESTWOOD CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:

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      (2)  Aggregate number of securities to which transaction applies:

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      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)  Proposed maximum aggregate value of transaction:

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      (5)  Total fee paid:

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[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

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On August 9, 2002, Westwood Corporation, a Nevada corporation, ("Westwood")
announced that it has entered into a definitive merger agreement with L-3 Communications Corporation ("L-3"). Under the terms of the agreement, Westwood stockholders will receive $2.30 in cash per share of common stock. The transaction is valued at approximately $22 million, plus assumed debt.

A copy of the press release issued by Westwood on August 9, 2002 is attached hereto (the "Press Release"). Westwood and its directors may be deemed to be "participants" in the solicitation of proxies from the Westwood stockholders in connection with the meeting of the stockholders to be held to consider the approval of the merger agreement. The participants in solicitation may include the following directors of Westwood: Ernest H. McKee, Richard E. Minshall, Anthony Pantaleoni, William J. Preston and John H. Williams.

As of August 8, 2002, the directors collectively may be deemed to beneficially own, including stock options and convertible securities, 58.1% of the outstanding common stock of Westwood. Information relating to beneficial ownership is based upon information furnished by each person using beneficial ownership concepts set forth in rules of the Securities and Exchange Commission under Section 13 of the Securities Exchange Act of 1934, as amended. Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power" which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Excluding options and convertible securities, the Westwood directors collectively own approximately 40.3% of the outstanding common stock of Westwood.

Set forth below is the full text of the Press Release:


FOR IMMEDIATE RELEASE

         Westwood Corporation Agrees to be Acquired for $2.30 Per Share

Tulsa, Oklahoma, August 9, 2002 -- Westwood Corporation (OTC:BB: WNMP) ("Westwood" or the "Company") announced today that it has entered into a definitive merger agreement with L-3 Communications Corporation ("L-3"). Under the terms of the agreement, Westwood stockholders will receive $2.30 in cash per share of common stock. The total value of the transaction is approximately $22 million, plus assumed debt.

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The transaction is subject to customary closing conditions, including approval by Westwood's stockholders, and is expected to close by the end of this year. Two of Westwood's current directors, who own an aggregate of approximately 32% of Westwood's outstanding shares, have entered into an agreement with L-3 to vote their shares in favor of the transaction. Westwood's board of directors has unanimously approved the merger agreement, and unanimously recommends that stockholders vote in favor of the transaction.

Ernest H. McKee, Westwood's President and Chief Executive Officer, stated "We believe that this transaction delivers great value to both our stockholders and L-3. We have an outstanding combination of premier technologies, expertise and capabilities. We look forward to the synergies we can create as part of L-3."

New York Capital Corp. is serving as the financial advisor to Westwood's Board of Directors, and has rendered its opinion to the Board that the cash price of $2.30 per share to be received by Westwood stockholders in connection with the transaction is fair from a financial point of view.

Westwood Corporation is a leading provider of marine control and power distribution systems and portable generators built to military specifications. The Company's products can be found on every ship in today's U.S. Navy active surface fleet and on certain ships in allied navy fleets. The Company's products also meet demanding standards for a dependable, rugged source of mobile electrical power for field troops of the U.S. Army, Air Force and Marines. For more information please visit the company's website at www.westwoodcorp.com.
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                   Additional Information and Where to Find It

Information regarding the identity of the persons who may, under the rules of the Securities and Exchange Commission (the "SEC"), be deemed to be participants in the solicitation of Westwood stockholders in connection with the proposed merger, and their interests in the solicitation, are set forth in a Schedule 14A filed on the date of this press release with the SEC. Westwood will be filing a proxy statement and other relevant documents concerning the proposed merger with the SEC. Investors are advised to read the proxy statement and any other relevant documents filed with the SEC because they will contain important information on the proposed transaction. These documents will be available free of charge at the SEC's website, www.sec.gov. In addition, free copies of these
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documents may also be obtained from Westwood by directing a request to Westwood
Corporation, 12402 E. 60th Street, Tulsa, OK 74146, Attn: David Shepherd, telephone (918) 250-4428. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decision.

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                       NOTE ON FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements" as defined by the SEC. All statements, other than statements of historical facts, which address activities, events or developments that Westwood expects or anticipates will or may occur in the future are forward-looking statements, including statements concerning the possible outcome of the merger, the impact of the transaction on Westwood and the anticipated timing of closing. A number of risks and uncertainties could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in Westwood's reports and documents filed from time to time with the SEC.

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